Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

    THIS AMENDMENT effective as of the last date on the signature block, to the Custody Agreement, dated as of April 9, 2019 (the “Agreement”), as amended, is made and entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedules for
Exhibit 2 which shall be effective for a period of three (3) years beginning on May 1, 2024; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:
1.    As of May 1, 2024, Exhibit 2 of the Agreement is hereby superseded and replaced in its entirety with the Exhibit 2 attached hereto.
2.    The fees listed on the Exhibit 2 attached hereto shall be effective for a period of three (3) years beginning on May 1, 2024, and concluding on April 30, 2027.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST		U.S. BANK NATIONAL ASSOCIATES

By:	/s/ Gregory C.Bakken	By:	/s/ Greg Farley

Name:	Gregory C. Bakken	Name:	Greg Farley

Title:	President	Title:	Sr. Vice President

Date:	September 30, 2024	Date:	October 1, 2024

EXHIBIT 2

to the Listed Funds Trust Custody Agreement
List of Funds and Fee Schedule
Name of Series

Wahed FTSE USA Shariah ETF
Wahed Dow Jones Islamic World ETF

Base Fee for Custody Services (Effective from 5/1/2024 to 4/30/2027)
The following reflects the greater of the basis point fee or annual minimum1 where Wahed Invest LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund[2]	$[ ]

Basis Points on Trust AUM[2]
First $[ ]	[ ] bp
Next $[ ]	[ ] bp
Balance	[ ] bp

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee calculation, the fees in excess of the minimum will be allocated to each fund based on the percent of AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees2
$ [ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$ [ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$ [ ] – Option/SWAPS/future contract written, exercised or expired
$ [ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$ [ ] – Physical security transaction
$ [ ] – Check disbursement (waived if U.S. Bank is Administrator)
$ [ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
$ [ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$ [ ] Per Non-USD wire.
$ [ ] Per 3rd party FX settled at U.S. Bank
$ [ ] Monthly charge on zero valued securities (Per ISIN)
$ [ ] Per Proxy Vote cast.
$ [ ] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – [ ]% of gross proceeds, $[ ] minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$[ ] per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at
Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[...]
AUSTRALIA	AU	[...]
BELGIUM	BE	[...]
CANADA	CA	[...]
CHILE	CL	[...]
CZECH REPUBLIC	CZ	[...]
DENMARK	DK	[...]
FINLAND	FI	[...]
FRANCE	FR	[...]
GERMANY	DE	[...]
GREECE	GG	[...]
HOLLAND	NL	[...]
HONG KONG	HK	[...]
HUNGARY	HU	[...]
ISRAEL	IL	[...]
ITALY	IT	[...]
JAPAN	JP	[...]
LUXEMBOURG	LU	[...]
MEXICO	MX	[...]
NEWZEALAND	NZ	[...]
NORWAY	NO	[...]
PERU	PE	[...]
POLAND	PL	[...]
PORTUGAL	PT	[...]
ROMANIA	RO	[...]
RUSSIA	RU	[...]
SINGAPORE	SG	[...]
SLOVAK REPUBLIC	SK	[...]
SLOVENIA	SI	[...]
SPAIN	ES	[...]
SOUTH-AFRICA	ZA	[...]
SWEDEN	SE	[...]
SWITZERLAND	CH	[...]
THAILAND	TH	[...]
UNITED KINGDOM	GB	[...]

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

1-25 foreign securities        -    $[ ]
26-50 foreign securities        -    $[ ]
Over 50 foreign securities    -    $[ ]

Plus:

Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Custody Tax Reclamation Services:
•Global Filing:$[ ] per annum
•U.S. Domestic Filing: $[ ] per annum (Only ADRs)
•3rd Party Tax Service Provider: $[ ] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.

Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]		[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Vietnam	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zambia	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]

* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

SIGNATURE PAGE FOLLOWS

The Adviser’s signature below is strictly in acknowledgement of the fee schedule above.

Wahed Invest LLC

By: /s/ Ahmar Shaikh
Name: Ahmar Shaikh
Title: Head of North America
Date: September, 17, 2024